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                                                                    EXHIBIT 4.45

                                                                  CONFORMED COPY

DEED OF PLEDGE OF SHARES
(Marconi Communications B.V.)

This fifteenth day of May two thousand and three, there appeared before me, Christiaan Maria Stokkermans, civil law notary in Amsterdam: Luc Pierre Peters, with office address at Apollolaan 15, 1077 AB Amsterdam, the Netherlands, born in Roosendaal en Nispen, the Netherlands, on the first day of February nineteen hundred and seventy-seven, in this respect acting as attorney-in-fact of:

1. Marconi Communications, Inc., a company incorporated under the laws of the State of Delaware, the United States of America, having its registered seat at 1209 Orange Street, Wilmington, New Castle County, United States of America, registered with the Office of the Secretary of State of Delaware under registration number 7854413 (the "PLEDGOR");

2. The Law Debenture Trust Corporation p.l.c., a public limited company incorporated under the laws of England and Wales, having its registered offices at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom and registered at the Companies House under number 01675231 (the "PLEDGEE"); and

3. Marconi Communications B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its official seat in Gouda, The Netherlands, its registered office at De Entree 11-13, 1101 BH, Amsterdam-Zuidoost, The Netherlands, and registered in the Commercial Register under number 29046660 (the "COMPANY").

The aforementioned proxy appears from three written powers of attorney attached to this deed (Annexes).

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The person appearing declared the following:

CONSIDERING THE FOLLOWING:

(A) Pursuant to the Relevant Documents (as defined below by reference) certain of the Secured Creditors (as defined below by reference) have lent monies to the Issuer on the terms and conditions set out therein.

(B) In connection with the Relevant Documents it is envisaged that the Pledgor, inter alia, enters into this Deed.

(C) The Pledgor is the owner of all issued and outstanding shares in the capital of the Company.

DECLARE AS FOLLOWS:

1.       INTERPRETATION AND PARALLEL DEBT

1.1      DEFINITIONS

         1.1.1 Words and expressions defined in the Security Trust and Intercreditor Deed (as defined hereafter) shall have the same meaning when used herein unless defined otherwise in this Deed.

         1.1.2 In this deed ("DEED") the following terms shall have the following meanings:

                  "ARTICLES OF ASSOCIATION" means the articles of association (statuten) of the Company as they currently stand since their latest amendment on the fourteenth day of November two thousand and two and as amended from time to time;

                  "BENEFICIARIES" means each of (a) the Secured Creditors, expressly including the Pledgee and (b) the Pledgee pro se (insofar as it is not a Secured Creditor) and "BENEFICIARY" means any of them;

                  "FUTURE SHARES" means any and all shares in the capital of the Company which are issued to the Pledgor after the date of this Deed regardless of whether such issue was approved prior to the date hereof;

                  "PARALLEL OBLIGATIONS" has the meaning ascribed thereto in Clause 3 (Parallel Debt Obligation) of the Security Trust and Intercreditor Deed;

                  "PRESENT SHARES" means all currently issued and outstanding ordinary shares in the capital of the Company, being forty ordinary shares with a nominal value of four hundred and sixty euro (EUR 460) each, numbered 1 through 40, which were all acquired by the Pledgor by issuance upon incorporation of the Company (at that time named: FORE Systems B.V.) by a notarial deed of incorporation dated the twenty-third day of December nineteenhundred and ninety-six, executed by Mark Peter Bongard, civil law notary in Amsterdam, The Netherlands, and are all registered in the name of the Pledgor;

                  "RELATED ASSETS" has the meaning ascribed thereto in Clause
                  2.2 (ii);

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                  "SECURED OBLIGATIONS" means all present and future
                  indebtedness, liabilities and other monetary obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Pledgor) at any time due, owing or incurred by the Pledgor to the Pledgee (as Security Trustee, pro se or in whatever other capacity) under the Relevant Documents, both actual and contingent and whether incurred solely or jointly and in whatever capacity, including, for the avoidance of any doubt and without limitation, (a) any refinancing, novation, deferral or extension of such obligations, (b) any obligation relating to any increase in the amount of such obligations,
                  (c) any claim for damages or restitution relating to such obligations, (d) any claim in respect of such obligations as a result of any recovery by the Pledgor of a payment or discharge, or non-allowability, on the grounds of preference,
                  (e) the Pledgor's Parallel Obligations, and (f) any amounts that would be included in any of the foregoing but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings);

                  "SECURITY ASSETS" means: (i) the Shares, (ii) the Related Assets, and (iii) the dividends, rights, monies and other assets to which the Pledgee is entitled pursuant to the terms hereof or any of the foregoing;

                  "SECURITY PERIOD" means the period beginning on the date hereof and ending on the date upon which the security hereby created is released pursuant to the terms of the Security Trust and Intercreditor Deed; "SECURITY TRUST AND INTERCREDITOR DEED" means the security trust and intercreditor deed dated on or about the date hereof and made between, among others, Marconi Corporation plc as Issuer, the parties listed therein as Guarantors, The Law Debenture Trust Corporation p.l.c. as Security Trustee, Law Debenture Trust Company of New York as Senior Note Trustee, JPMorgan Chase Bank as Junior Note Trustee, HSBC Bank plc as New Bonding Facility Agent and The Bank of New York as Depository, Paying Agent and Registrar;

                  "SHARES" means the Present Shares and the Future Shares;

                  "VOTING EVENT" means the occurrence of an Enforcement Event which is continuing, provided that notice has been given by the Pledgee to the Pledgor and the Company of the fact that the Pledgee wishes to obtain the Voting Rights; and

                  "VOTING RIGHTS" has the meaning ascribed thereto in Clause
                  2.7.

1.2      INTERPRETATION

         1.2.1    Headings are for convenience of reference only.

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         1.2.2    Where the context so permits, the singular includes the plural and vice versa.

         1.2.3 Save where the contrary is indicated, any reference in this Deed to the "Pledgee", the "Pledgor", a "Beneficiary", or the "Company" shall be construed so as to include its or their respective successors, transferees and assigns from time to time and any successor of such a successor, transferee or assign in accordance with their respective interests.

         1.2.4 A "Clause" shall, subject to any indication to the contrary, be construed as a reference to a clause hereof.

         1.2.5 References to the Security Trust and Intercreditor Deed, any Relevant Document, this Deed or any other agreement or document shall, where applicable, be deemed to be references to the Security Trust and Intercreditor Deed, such Relevant Document, this Deed or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, restated, supplemented, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and as facilities and financial services are or may from time to time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder.

         1.2.6 A statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same may have been, or may from time to time be, amended or re-enacted and all instruments, orders, plans, regulations, by-laws, permissions and directions at any time made thereunder.

         1.2.7 The term "including" shall be construed as meaning "including without limitation".

         1.2.8 A "person" shall be construed as a reference to any person, firm, company, corporation, body corporate, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

         1.2.9 A "subsidiary" of any person shall be construed as a reference to any other person which is a "subsidiary undertaking" in relation to the first-mentioned person within the meaning ascribed to that term by Section 24a Book 2 of the Dutch Civil Code as it is in force at the date hereof.

         1.2.10 "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or delay in paying any of the same).

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         1.2.11   "value added tax" shall be construed so as to include any
                  similar tax which may be imposed in place thereof from time to time.

         1.2.12 "continuing" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been waived in writing. In this Clause 1.2.12 the words "SECURED OBLIGATIONS" have the meaning attributed thereto in the Security Trust and Intercreditor Deed.

         1.3      UNDERTAKING TO PLEDGE

                  The Pledgor hereby agrees with the Pledgee and hereby undertakes that the Pledgor shall grant to the Pledgee the rights of pledge purported to be granted under and pursuant to this Deed.

1.4      PLEDGEE NOT AN AGENT

         1.4.1 The parties acknowledge that, solely in connection with the creation of rights of pledge hereunder or pursuant hereto, the Pledgee acts in its own name and not as representative of the Beneficiaries or any of them and consequently the Pledgee becomes the sole pledgee hereunder and pursuant hereto.

         1.4.2 Without prejudice to Clause 1.4.1, the parties agree that the provisions of the Security Trust and Intercreditor Deed in respect of the Security Trustee apply to the Pledgee as pledgee mutatis mutandis for the duration of this Deed.

2.       PLEDGE OF THE SECURITY ASSETS

2.1 To secure and provide for the payment of all Secured Obligations the Pledgor hereby pledges (verpandt) for the duration of the Security Period to the Pledgee by way of a first priority right of pledge (eerste recht van pand) all of the Present Shares, as at the date of this Deed free of all encumbrances (beperkte rechten) and attachments, which rights are hereby accepted by the Pledgee.

2.2 To further secure and provide for the payment of all Secured Obligations, the Pledgor hereby pledges (verpandt) to the Pledgee by way of a first priority right of pledge (eerste recht van pand) as at the date of this Deed

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         free and clear of all encumbrances (beperkte rechten):

         (i) all cash dividends payable at any time hereafter on all or any of the Present Shares; and

         (ii) all rights, monies (except for cash dividends) and other assets (all of the foregoing hereinafter referred to collectively as "RELATED ASSETS") accruing, distributed, issued or offered at any time by way of redemption, repurchase, dividend, bonus, preference, pre-emption, conversion, capitalization of profits or reserves, substitution, exchange, option right or otherwise in respect of any of the Present Shares (or in respect of any shares, rights, monies, or other assets previously accruing, offered or issued as referred to in this paragraph) and all proceeds of any and all of the foregoing including, but without limitation, proceeds that constitute assets of the types described above;

         to the extent that (A) such dividends or Related Assets accrue on or after the date of this Deed and (B) such Related Assets can be made subject to a right of pledge (recht van pand) as a matter of Dutch law. The Pledgee hereby accepts such pledge. To the extent that any of the Related Assets cannot be made subject to a right of pledge as a matter of Dutch law, the Pledgor hereby undertakes to the Pledgee to create an equivalent first ranking security interest in favour of the Pledgee on such Related Assets in the form of a mortgage (hypotheek).

2.3 The Pledgor hereby unconditionally and irrevocably grants to the Pledgee by way of a first priority right of pledge (eerste recht van pand) on all Future Shares, all cash dividends payable on such Future Shares and all Related Assets in respect of any Future Shares, as at the date of this Deed free and clear of all encumbrances (beperkte rechten). The Pledgee hereby accepts such pledge. The Pledgor shall promptly notify the Pledgee upon acquisition of any Future Shares and each of the Pledgor and the Company shall at its own expense execute such agreements, deeds, confirmations and notices and do all such assurances, acts and things as the Pledgee may require for giving full effect to this Clause 2.3 and for creating, perfecting or protecting the Pledgee's security rights in respect of the Future Shares, all cash dividends payable on such Future Shares and all Related Assets in respect of any Future Shares or any part thereof. Without prejudice to the foregoing, to the extent that any of the Related Assets cannot be made subject to a right of pledge as a matter of Dutch law, the Pledgor hereby undertakes to the Pledgee to create an equivalent first ranking security interest in favour of the Pledgee on such Related Assets in the form of a mortgage (hypotheek).

2.4 If any of the Shares are changed, classified or reclassified, subdivided, consolidated or converted through (statutory) merger, or otherwise, or the

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         rights attaching to the Shares are altered in any way, the shares or other securities resulting from such event are hereby pledged and shall automatically become subject to the pledge (pandrecht) hereby created. Where that is not possible, the Pledgor shall execute one or more pledge agreements in form and substance similar to this Deed in respect of such shares or other securities. Nothing in this Clause 2.4, however, should be construed as to imply or contain the consent of the Pledgee to change the Shares as set out in the first sentence of this Clause 2.4.

2.5 Subject at all times to the restrictions set forth in the Relevant Documents, the Pledgee hereby gives its consent to the Pledgor to receive, retain and utilise cash dividends distributed by the Company, so long as the Company shall not have received a written notice from the Pledgee or the Issuer stating that an Enforcement Event has occurred and is continuing. So long as the Company shall not have received such notice, the Company shall be authorised to pay such cash dividends directly to the Pledgor.

2.6 By signing this Deed, the Company confirms (and the other parties agree) that a written notice from the Pledgee to the Company stating that an Enforcement Event (i) has occurred and (ii) is continuing, shall be sufficient for the Company to accept the Pledgee as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to Clause 2.5.

2.7 The voting and other consensual rights and similar rights or powers attaching to the Present Shares or any part thereof (hereafter the "VOTING RIGHTS") are hereby transferred by the Pledgor to the Pledgee under the condition precedent that a Voting Event occurs during the Security Period. The Pledgor's execution hereof constitutes a written shareholder's resolution taken outside a meeting by the Pledgor acting as the sole shareholder of the Company approving such transfer of the Voting Rights. The Pledgor hereby confirms that the managing directors of the Company have been given the opportunity to advise on the resolution aforementioned. Until the occurrence of a Voting Event the Pledgor may exercise any and all such Voting Rights, save to the extent that such exercise would constitute a Default or an Event of Default under the Indentures. The foregoing provisions of this Clause
         2.7 regarding Voting Rights will also apply to Future Shares, once acquired by the Pledgor. Upon acquisition of Future Shares, each of the Pledgor and the Company shall at its own expense do all such assurances, acts and things as the Pledgee may require for giving full effect to this Clause 2.7 and for creating, perfecting or protecting the Pledgee's entitlement to the Voting Rights in respect of the Future Shares.

2.8      Upon the occurrence of a Voting Event:

         (a) any and all rights of the Pledgor to exercise the Voting Rights which it is entitled to exercise pursuant to Clause 2.7 above shall cease and

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              the Pledgee shall have the sole and exclusive right and authority to exercise such Voting Rights and shall be entitled to exercise or refrain from exercising such rights in such manner as the Pledgee may in its absolute discretion deem fit; and

         (b) all dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of this Deed shall be received and held as custodian (bewaarnemer) or, if possible under applicable law, on trust, for the benefit of the Pledgee and shall pending payment, transfer or delivery to the Pledgee be segregated from the other assets and funds of the Pledgor and shall be immediately paid over, transferred or delivered to the Pledgee in the same form as so received.

2.9 By signing this Deed, the Company confirms (and the other parties agree) that a written notice from the Pledgee to the Company stating that a Voting Event has occurred, shall be sufficient for the Company to accept the Pledgee as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to Clause 2.8.

2.10 Insofar as any right of pledge envisaged to be created hereunder or pursuant hereto cannot be created as a first ranking right of pledge due to prior encumbrances, a right of pledge is still created in favour of the Pledgee as pledgee and hereby granted and accepted as set out in Clause 2.1 and 2.2 and this Deed shall be construed accordingly, without prejudice to the Pledgee's rights vis-a-vis the Pledgor because no first ranking right of pledge has been created.

2.11 The Pledgee shall not have the rights which the law attributes to holders of depositary receipts of shares of a company issued with such company's co-operation unless and until a Voting Event has occurred.

3.       FURTHER ASSURANCES/DELIVERY OF DOCUMENTS

3.1 Each of the Company and the Pledgor shall promptly enter into and do all such acts or execute all such documents (including assignments, transfers, notices and instructions) as the Pledgee may specify (and in such form as the Pledgee may require in favour of the Pledgee or its nominee(s)) to perfect the rights of pledge created or intended to be created in respect of the Security Assets or for the exercise of its rights under this Deed.

3.2 If so requested by the Pledgee, the Pledgor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of the rights of pledge conferred or intended to be conferred on the Pledgee by or pursuant to this Deed.

4.       PERFECTION OF PLEDGE OF THE SHARES

         By signing this Deed the Company:

         (i)  acknowledges the first priority right of pledge of the Present
              Shares

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                and the Future Shares and acknowledges to have been notified of the first priority right of pledge on all cash dividends paid or payable at any time hereafter on all or any of the Shares and the Related Assets (insofar as relevant) and undertakes to register such rights of pledge in its shareholders' register;

         (ii) undertakes to provide the Pledgee within ten (10) Business Days after the execution of this Deed with a copy of the relevant entry in its shareholders' register; and

         (iii) to the extent possible and with the knowledge of the Pledgor, waives any pre-emption right or right of first refusal granted under the Articles of Association or otherwise (where applicable) of the Company that may impede the exercise by the Pledgee of the rights of pledge and the other rights conferred hereunder which waiver is hereby accepted by the Pledgee.

5.       TERMINATION

5.1 This Deed and the Pledgee's security interests constituted hereunder or pursuant hereto, shall, unless the same are terminated by operation of law, be in full force and effect vis-a-vis the Pledgor until the end of the Security Period.

5.2 It is expressly agreed that the Pledgee will be entitled to terminate by notice (opzegging) the rights of pledge created hereunder in part or in whole in respect of (i) all or part of the Security Assets and/or
         (ii) all or part of the Secured Obligations, as envisaged by Section 81-2 Book 3 of the Dutch Civil Code, and if and insofar as the purported effect of any such termination would require a waiver (afstand) by the Pledgor such termination shall be construed accordingly and the Pledgor hereby in advance agrees to such waiver.

6.       CONTINUING AND INDEPENDENT SECURITY

6.1      ULTIMATE BALANCE

         The Pledgee's security interests constituted by or pursuant to this Deed shall be continuing and shall remain in full force and effect, notwithstanding any intermediate payment of any Secured Obligation, and shall apply to the ultimate balance of the Secured Obligations.

6.2      THE PLEDGOR'S OBLIGATIONS

         To the fullest extent permitted under applicable law, the obligations of the Pledgor shall not be discharged, prejudiced, impaired, diminished or otherwise affected by:

         (i) any winding-up, insolvency, bankruptcy, dissolution, administration, moratorium or re-organisation of (or similar legal or equitable principles relating to or limiting creditors' rights generally) or other change in the Pledgor or the Company;

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         (ii)   any of the Secured Obligations being at any time illegal,
                invalid, unenforceable or ineffective;

         (iii) any time or other indulgence being granted to the Pledgor or any other person;

         (iv) any amendment, variation, waiver or release of any of the Secured Obligations;

         (v) any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

         (vi) any other act, event or omission which but for this provision would or might operate to impair, discharge, prejudice, diminish or otherwise affect the obligations of the Pledgor hereunder.

6.3      IMMEDIATE RECOURSE

         To the fullest extent allowed by applicable law, the Pledgor waives any right it may have of first requiring the Pledgee to proceed against, or claim payment from any person or entity or enforce any guarantee or security granted by any other person or entity before enforcing this Deed and/or its rights hereunder or pursuant hereto. In particular, the Pledgor irrevocably waives the defence of eviction conferred by Section 234 Book 3 of the Dutch Civil Code, which waiver is hereby accepted by the Pledgee.

6.4      ADDITIONAL SECURITY

         This Deed shall be in addition to and shall not in any way be prejudiced by or dependent on any collateral or other security now or hereafter held by the Pledgee as security for the Secured Obligations.

6.5      CERTIFICATES

         A certificate signed by any duly authorised officer of the Pledgee or its Delegates setting forth any amount due to it from the Pledgor in respect of any Secured Obligation shall be prima facie evidence that such amount is due from the Pledgor in the absence of manifest error.

6.6      RELEASE

         Where any release of a right of pledge over Security Assets is made in whole or in part on the faith of any payment, which is subsequently avoided or must be restored by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application, the rights of pledge created hereby and pursuant hereto shall continue as if there had been no such release and the foregoing shall serve as a condition to such release.

6.7      EXERCISE OF RIGHTS, POWERS, REMEDIES

         The Pledgee does not before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law, need to (a) take proceedings or obtain judgement against the Pledgor or any other person in any court, (b) make or file any claim or proof in an insolvency, a winding-up or a dissolution of the Pledgor or of any other person or
         (c) enforce or

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                                                                              11

         seek to enforce any other security which the Pledgee may now or at any time hereafter hold for or in connection with any of the Secured Obligations.

7.       REPRESENTATIONS AND WARRANTIES

7.1 Each of the Pledgor and, to the extent relevant, the Company represents and warrants to the Pledgee that:

         (a) as at the date of this Deed, it is the sole legal and beneficial owner of the Security Assets free from any Security (as such term is defined in the Security Trust and Inter creditor Deed) except as created by this Deed;

         (b) there are no restrictions on the transfer of the Shares, other than (i) pursuant to this Deed and (ii) as set out in the transfer restriction clause in the Articles of Association;

         (c) it will be the sole legal and beneficial owner of the Security Assets free from any Security (as such term is defined in the Security Trust and Intercreditor Deed), except as not expressly prohibited under the Indentures; and

         (d)    the Present Shares are fully paid up.

7.2 The Pledgor undertakes to the Pledgee that, except as not expressly prohibited under the Indentures:

         (a) it will not create or permit to subsist any Security over the Security Assets or any interest in or any part of the Security Assets; and

         (b) it will not (and shall not agree to) sell or attempt to sell or otherwise dispose of the Security Assets or any interest in or part of the Security Assets.

8.       ENFORCEMENT

8.1 Upon and at all times after the occurrence of an Enforcement Event which (i) is continuing and (ii) also constitutes a default (verzuim) in or in connection with the proper performance of the Secured Obligations, the rights of pledge created hereunder shall become immediately enforceable and the Pledgee shall be entitled in its absolute discretion and to the fullest extent permitted by applicable law, without further notice, advertisement, hearing or process of law of any kind to sell and transfer all or part of the Security Assets in accordance with the laws of The Netherlands, and, where applicable, the Articles of Association including, but not limited to:

         (a) selling the Shares and, where applicable, the Related Assets at a public auction in accordance with local custom and conditions in accordance with Section 250 Book 3 of the Dutch Civil Code; or

         (b) applying for a court order (the corresponding right of application of the Pledgor is hereby excluded from pursuing and the Pledgor hereby waives and agrees not to exercise its right to apply for such a court order, which waiver is hereby accepted by the Pledgee) authorising the sale of the Shares and the Related Assets in the manner

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                                                                              12

                determined by the court, or authorising that the Shares and the Related Assets remain with the Pledgee in payment of such amount as will be determined by the court in accordance with Section 251 Book 3 of the Dutch Civil Code.

         To the extent permissible under the laws of The Netherlands and the Articles of Association, the Pledgor hereby irrevocably waives, renounces and agrees not to exercise any pre-emption rights or rights of first refusal upon such a sale by the Pledgee which waiver is hereby accepted by the Pledgee.

         The Pledgee is hereby irrevocably authorised (without obligation) by the Pledgor in the event of such a sale:

         (a) to offer the Shares and, where applicable, the Related Assets for sale in the manner prescribed by the Articles of Association or to seek the approval of the corporate body designated under the Articles of Association as empowered to approve all proposed transfers of shares, as the case may be, and to exercise the Pledgor's rights in connection with the sale and transfer of the Shares as provided in Section 198 of sub-section 5 Book 2 of the Dutch Civil Code;

         (b) to cause notice of such sale of the Shares and, where applicable, the Related Assets, to be served, also on behalf the Pledgor, upon the Company in accordance with the laws of The Netherlands and the Articles of Association; and

         (c) to cause any of the Shares and, where applicable, the Related Assets to be registered in the name of the new owner(s) following the sale to the extent required on behalf of the Pledgor, to do all such acts and to sign all such documents as are necessary for that purpose pursuant to the laws of The Netherlands or the provisions of the Articles of Association.

8.2 In the scope of the enforcement of this pledge pursuant to this Clause 8 the Pledgee shall have the right to impose such limitations and restrictions on the sale of the Shares and, where applicable, the Related Assets as the Pledgee may deem necessary or appropriate to comply with any law or regulation applicable to the sale. The Pledgor shall co-operate with the Pledgee in obtaining any necessary permits, exemptions or consents of competent authorities and in ensuring that the sale of the Shares and, where applicable, the Related Assets does not violate any applicable securities laws.

8.3      REDEMPTION OF PRIOR ENCUMBRANCES

         The Pledgee may at any time after the security hereby constituted has become enforceable redeem any prior encumbrance except for prior encumbrances which have been or will be created for the sole purpose of complying with provisions of mandatory law or except as not expressly

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                                                                              13

         prohibited by the Indentures, over any Security Assets or procure to be subrogated in such prior encumbrances.

9.       APPLICATION OF PROCEEDS

         Subject to the provisions of the Security Trust and Intercreditor Deed or any other Relevant Document, all monies received, recovered or realised by the Pledgee pursuant to this Deed and/or under the powers hereby conferred (including the proceeds of any conversion of currency), shall after any of the security interests created hereunder or pursuant hereto have become enforceable but subject to the payment of any claims having priority to the security interests created hereunder or pursuant hereto be applied by the Pledgee for payment of the Secured Obligations, but without prejudice to Section 253 Book 3 of the Dutch Civil Code (dealing with the distribution of proceeds of enforcement of a right of pledge).

10.      REMEDIES

10.1     No failure on the part of the Pledgee to exercise, and no delay on its part in exercising, any right or remedy under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

10.2 The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by the chosen law, any applicable laws of a foreign jurisdiction or the Relevant Documents.

11.      SEVERABILITY

11.1 If any of the terms hereof is or becomes invalid or unenforceable (or the security interests purported to be created hereunder or pursuant hereto are ineffective) for any reason under the laws of any jurisdiction or in relation to the Pledgor, such invalidity or unenforceability shall to the fullest extent possible under applicable law not affect its validity or enforceability in any other jurisdiction or invalidate or make unenforceable any other term hereof or the terms hereof.

11.2 The parties hereto agree that they will negotiate in good faith to replace any provision hereof held invalid, illegal or unenforceable as set out in Clause 11.1 with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

12.      RESCISSION

         The Pledgor hereby waives to the fullest extent permitted by law its right to rescind (ontbinden) or avoid (vernietigen) the legal acts (rechtshandelingen) represented by this Deed which waiver is hereby accepted by the Pledgee.

13.      APPOINTMENT OF ATTORNEY

13.1 To the fullest extent permitted by applicable law, the Pledgor hereby irrevocably appoints the Pledgee and each Delegate (not being a receiver) severally, to be its true and lawful attorney (each the "ATTORNEY") (with full power of substitution and delegation) for and on behalf of the Pledgor and in its name or in the name of the Pledgee and as the Pledgor's attorney in fact to sign, execute, seal, deliver, acknowledge, file, register and perfect any and all such assurances, documents, instruments, agreements, certificates and consents and to do any and all such acts and things as the Pledgor itself has undertaken to do under this Deed and which the Pledgee may deem to be necessary in order for the creation, perfection and preservation of the security interests created hereunder or the enforcement by the Pledgee of its rights, powers and authorities hereunder or by law to give full effect to the purposes of this Deed. It is expressly agreed that this appointment also applies to situations where the Pledgee (also) acts as the Pledgor's counterparty (Selbsteintritt). The Pledgor will ratify and confirm whatever the Pledgee shall do or cause to be done in pursuance of the powers conferred to it hereunder.

13.2     INDEMNITY

         The Pledgor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on him or her by this Clause 13 unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

13.3 The Pledgee shall not have any obligation whatsoever to exercise any of the powers conferred upon it by this Clause 13 or to make any demand or enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any other action whatsoever with respect to the Security Assets. No action taken by or omitted to be taken by the Pledgee acting reasonably shall give rise to any defence, counterclaim or set-off against the Pledgee or otherwise affect any of the Secured Obligations.

13.4 If a party hereto is represented by (an) attorney(s) in connection with the signing and/or execution and/or delivery of this Deed or any agreement, document or understanding referred to herein or made pursuant hereto, the choice of Netherlands law contained in the relevant power(s) of attorney to govern such power of attorney is hereby expressly acknowledged and accepted by the other party hereto as the law governing (i) the internal relationship between the principal and the attorney(s), (ii) the (external) authority of the attorney(s) and the (external) consequences of the exercise of such power(s) of attorney by the attorney(s) and (iii) any other attorney issues.

14.      POWER TO ASSIGN

14.1     To the fullest extent permitted under the laws of The Netherlands and

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                                                                              15

         subject to the terms of the Security Trust and Intercreditor Deed, the Pledgee but not, for the avoidance of doubt, the Pledgor or the Company, shall be entitled to assign and/or transfer all or part of its rights and obligations under this Deed to any assignee and/or transferee and the Pledgor hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of
         Section 156 Book 6 of the Dutch Civil Code and hereby in advance irrevocably co-operates with (verleent bij voorbaat medewerking aan), within the meaning of Section 156 Book 6 to Section 159 Book 6 of the Dutch Civil Code, any such assignment and/or transfer (including by means of take-over of debt (schuldoverneming) or take-over of agreement (contractsoverneming), as the case may be) hereunder.

14.2 The Pledgee shall be entitled to impart any information concerning the Pledgor and this Deed to any successor or proposed successor (direct or indirect) or to any person to whom information will be required to be disclosed by applicable law.

15.      NOTICES

         All notices, requests, demands and other communications under this Deed shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

16.      EXPENSES, COSTS AND TAXES

16.1     EXPENSES

         The Pledgor shall, from time to time and promptly on demand by the Pledgee, reimburse the Pledgee for all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Pledgee and any Delegate (provided that in relation to sub-clause (i) of this Clause 16.1, such costs and expenses must be properly incurred) in connection with any of the following:

         (i) the execution, release and discharge of this Deed and the rights of pledge created or intended to be created in respect of the Security Assets and the completion of the transactions and perfection of the rights of pledge contemplated in this Deed or forming part of the rights of pledge created or intended to be created in respect of Security Assets;

         (ii) the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Pledgee or any Delegate, or any amendment or waiver in respect thereof;

         (iii)  the foreclosure of any Security Assets; and

         (iv) the preservation and/or enforcement of the rights of pledge created or intended to be created in respect of the Security Assets,

         which shall carry statutory interest from the date of such demand until so

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                                                                              16

         reimbursed.

16.2     TAXES

         The Pledgor shall pay, promptly on demand of the Pledgee, all stamp, registration, notarial and other similar taxes or fees paid or payable by the Pledgee in connection with any action taken or contemplated by or on behalf of the Pledgee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Deed, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the rights of pledge created or intended to be created in respect of the Security Assets and shall, from time to time, indemnify the Pledgee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Pledgor or any delay by the Pledgor in paying any such taxes or fees.

17.      GOVERNING LAW AND JURISDICTION

17.1 This Deed shall be governed by and construed in accordance with the laws of The Netherlands.

17.2 The parties hereto irrevocably agree for the exclusive benefit of the Pledgee that the court of first instance (rechtbank) of Amsterdam, The Netherlands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Deed subject to ordinary appeal (hoger beroep) and final appeal (cassatie).

17.3 Nothing in this Deed will limit the right of the Pledgee to take proceedings against the Pledgor in any other court of competent jurisdiction, nor will the taking of proceedings in one or more jurisdictions prevent proceedings being taken in any other jurisdiction, whether concurrently or not. CLOSE The person appearing is known to me, civil law notary. This deed, drawn up to be kept in the civil law notary's custody, was executed in Amsterdam on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. He then declared that he had taken note of and agreed to the contents of this deed and did not want the complete deed to be read to him. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary. (Signed by: L.P. Peters; Chr.M. Stokkermans)

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